UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015 (March 11, 2015)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charters)

DELAWARE	1-35574	37-1661577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

Underwriting Agreement

On March 11, 2015, EQT Midstream Partners, LP (Partnership) entered into an Underwriting Agreement (Underwriting Agreement) by and among the Partnership, on the one hand, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (Underwriters), on the other hand, providing for the offer and sale by the Partnership (Offering), and purchase by the Underwriters, of 8,250,000 common units representing limited partner interests in the Partnership (Common Units) at a price to the public of $76.00 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,237,500 Common Units (Option Units) on the same terms.

The Offering is registered under the Securities Act of 1933, as amended (Securities Act), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-189719) (as amended, the Registration Statement), which became effective automatically upon filing with the Securities and Exchange Commission on July 1, 2013.  The Offering was made under the prospectus supplement dated March 11, 2015 (Prospectus Supplement), and the accompanying prospectus, dated July 1, 2013, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on March 17, 2015, and the Partnership received net proceeds from the sale of Common Units in the Offering of approximately $605.4 million, after deducting underwriting discounts and commissions and estimated expenses.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Partnership, EQT Corporation (EQT) and their respective affiliates from time to time in the ordinary course of their business for which they have received, or may in the future receive, customary fees and reimbursement of expenses.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement.  They are not intended to provide any other factual information about the Partnership, EQT Midstream Services, LLC, the general partner of the Partnership (General Partner), or their respective subsidiaries, affiliates, businesses or equity holders.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Underwriting Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors.  Moreover, the subject matter of the representations and warranties are subject to more recent developments.  Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, the General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Omnibus Agreement Amendment

On March 17, 2015, the Partnership amended that certain Omnibus Agreement, dated as of July 2, 2012, among the Partnership, the General Partner and EQT (Omnibus Agreement). The amendment (Amendment), which was effective as of January 1, 2015, amended the Original Agreement to provide for the reimbursement by the Partnership of direct and indirect costs and expenses attributable to EQT’s long-term incentive programs.

The Conflicts Committee of the Board of Directors of the General Partner approved the Amendment and recommended approval of the Amendment to the Board of Directors, which then approved the Amendment.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On March 17, 2015, the Partnership, through its wholly owned subsidiary EQM Gathering Opco, LLC (EQM Gathering), completed the previously announced acquisition of the Northern West Virginia Marcellus Gathering System (Gathering System) from EQT Gathering, LLC (EQT Gathering), a wholly owned subsidiary of EQT, pursuant to the Contribution and Sale Agreement (Contribution Agreement), dated March 10, 2015, by and among the Partnership, the General Partner, and EQM Gathering, and EQT, EQT Energy, LLC, a wholly owned subsidiary of EQT, and EQT Energy Supply Holdings, LP (EESH), a wholly owned subsidiary of EQT.  The aggregate consideration paid by the Partnership to EQT in connection with the acquisition of the Gathering System was approximately $925.7 million, consisting of (i) an approximately $873.2 million cash payment, (ii) 511,973 common units of the Partnership and (iii) 178,816 general partner units of the Partnership.  The cash portion of the purchase price was funded with the net proceeds from the Offering and borrowings under the Partnership’s revolving credit facility.

Following the Offering and acquisition of the Gathering System, EQT owns an approximate 32.8% equity interest in the Partnership, which includes 21,811,643 common units, and, through EQT’s ownership of the Partnership’s general partner, 1,417,760 general partner units.

The closing of the Partnership’s previously announced agreement to acquire a preferred interest in EQT Energy Supply, LLC, a wholly owned subsidiary of EQT that generates revenue from services provided to a local distribution company, is expected to occur within 30 days of the closing of the Offering and is subject to customary closing conditions under the Contribution Agreement, in addition to the condition that EQT obtain consent from the requisite note holders under, or pay off all obligations with respect to, an existing note purchase agreement related to approximately $6 million of outstanding indebtedness.  The consideration to be paid by the Partnership to EQT in connection with the acquisition of the preferred interest in EQT Energy Supply, LLC is an approximately $124.3 million cash payment.

Item 3.02.                                        Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 2.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.  The common units and general partner units discussed in Item 2.01 above were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of March 11, 2015, by and among the Partnership and the Underwriters named therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

10.1	Amendment No. 1 to Omnibus Agreement, effective as of January 1, 2015, among EQT Midstream Partners, LP, EQT Midstream Services, LLC and EQT Corporation.

Except for historical information contained herein, statements in this Form 8-K contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Form 8-K specifically include, but are not limited to, the timing of the Partnership’s acquisition of a preferred interest in EQT Energy Supply, LLC. The Partnership has based these forward-looking statements on current expectations and assumptions about future events.  While the Partnership considers these expectations and assumptions to be reasonable, these statements are not guaranties of future performance or events and are subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Partnership’s control, that could cause actual results to differ materially from projected results. With respect to the proposed acquisition of the preferred interest, these risks and uncertainties include, among others, the risks that the conditions to closing the preferred interest acquisition under the Contribution Agreement may not be satisfied.  Additional risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-K filed for the year ended December 31, 2014.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date: March 17, 2015

Signature Page to Closing Form 8-K

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of March 11, 2015, by and among the Partnership and the Underwriters named therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

10.1	Amendment No. 1 to Omnibus Agreement, effective as of January 1, 2015, among EQT Midstream Partners, LP, EQT Midstream Services, LLC and EQT Corporation.